Exhibit 10.36
LANDLORD CONSENT TO SUBLEASE
This LANDLORD CONSENT TO SUBLEASE (this "Consent") is made and entered into as of November 20, 2013, by and among KBSII FOUNTAINHEAD, LLC, a Delaware limited liability company ("Landlord"), and THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation ("Tenant"), with reference to the facts set forth in the Recitals below.
RECITALS:
A.Landlord and Tenant are parties to that certain Fountainhead Corporate Park Lease dated June 29, 2009 (the "Original Lease"), by and between Landlord and Tenant, as amended by that certain First Amendment to Lease dated August 11, 2009, that certain Second Amendment to Lease dated November 2, 2009, that certain Third Amendment to Lease dated February 19, 2010, that certain Fourth Amendment to Lease dated March 11, 2011, that certain Fifth Amendment to Lease dated August 3, 2011, that certain Sixth Amendment to Lease dated December 22, 2011, and by that certain Seventh Amendment to Lease dated June 1, 2012 (collectively, the "Prior Amendments"). The Original Lease, as amended by the Prior Amendments, is hereinafter referred to as the "Lease". Pursuant to the Lease, Tenant leases from Landlord parking spaces on the fifth (5th) and sixth (6th) floors of the parking garage located at 1625 Fountainhead Parkway, Tempe, Arizona (the "Parking Spaces").
B.Tenant desires to sublease to Tempe Fountainhead Corporate, LLC, a Delaware limited liability company ("Subtenant"), not more one hundred fifty (150) of Tenant's parking spaces (the "Sublease Spaces"), pursuant to the provisions of that certain Temporary Parking License Agreement between Tenant and Subtenant dated as of November 18, 2013 (the "Sublease"), a copy of which is attached hereto as Exhibit "A".
C.Tenant desires to obtain Landlord's consent to the Sublease, and Landlord desires to grant consent to the Sublease, under the terms and conditions set forth herein.
D.Capitalized terms not defined herein have the meanings given to such terms in the Lease.
NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Consent and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Subtenant hereby agree as follows:
AGREEMENT:
1.    Consent. Landlord hereby consents to the Sublease by Tenant to Subtenant of the Sublease Spaces on the following terms and conditions (which terms and conditions are hereby approved by Landlord and Tenant by virtue of their execution of this Consent):
A.    Landlord's consent is not intended, and shall not be construed (i) to modify or otherwise affect any of the provisions of the Lease, or to release Tenant from any of its obligations and duties under the Lease, (ii) as a waiver of any of Landlord's rights under the

Lease, (iii) as an authorization or a consent by Landlord to any assignment of the interest of Tenant in the Lease or to the further subleasing of the Premises or the Sublease Spaces, or (iv) as binding or obligating Landlord in any manner whatsoever with respect to any of the covenants, undertakings, representations, warranties or agreements contained in the Sublease between Tenant and Subtenant, notwithstanding anything to the contrary contained therein.
B.    It is a condition to Landlord's consent to the Sublease that: (i) Subtenant's use of the Sublease Spaces and the Sublease will be subject and subordinate to the Lease and to all mortgages which are secured, in whole or in part, by the Premises; (ii) in the event Tenant is in default under the Lease beyond any applicable notice and cure periods set forth in the Lease, Landlord may enforce the provisions of the Sublease directly against Subtenant; (iii) in the event of termination of the Lease for any reason whatsoever, including, without limitation, a voluntary surrender by Tenant, or any default by Tenant, or in the event of any re-entry or repossession of the Premises by Landlord, Landlord may, at its option, either (a) terminate the Sublease and Subtenant's use of the Sublease Spaces, or (b) take over all of the right, title and interest of Tenant, as sublessor, under the Sublease, in which case the Subtenant will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under the Sublease, (2) be subject to any defense or offset previously accrued in favor of the Subtenant against Tenant, or (3) be bound by any previous prepayment by Subtenant of more than one month's rent, (iv) Subtenant shall name Landlord as an additional insured on all policies of commercial general liability insurance maintained by Subtenant with respect to the Sublease Spaces; and (v) the Sublease shall not be modified without Landlord's prior written consent and any modification without such consent shall be null and void. Tenant acknowledges and agrees that the effectiveness of this Consent is expressly conditioned upon Tenant's payment of the nonrefundable fee and attorney's fees to Landlord.
C.    Subtenant's address for notices with respect to the Sublease Spaces is as follows:

Tempe Fountainhead Corporate, LLC
c/o CBRE, Inc.
1620 W. Fountainhead Parkway, Suite 210
Tempe, AZ 85282
D.    Tenant and Subtenant expressly acknowledge that the forwarding of this Consent to Tenant and Subtenant by Landlord is not an express or implied approval of the Sublease. Landlord, in its sole discretion, retains the right to disapprove of the Sublease until such time as this Consent has been signed by all of the parties hereto.
2.    Condition of Sublease Spaces. Tenant and Subtenant further acknowledge that except as expressly provided in the Lease and this Consent, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Sublease Spaces or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant's and Subtenant's business and that all representations and warranties of Landlord, if any, are as set forth in the Lease and this Consent.

3.    Reaffirmation of Lease. Tenant represents and warrants that to its actual knowledge (i) the Lease is in full force and effect; (ii) the Lease has not been assigned, encumbered, modified, extended or supplemented except as otherwise set forth herein; (iii) Tenant knows of no defense or counterclaim to the enforcement of the Lease; (iv) Tenant is not entitled to any reduction, offset or abatement of the rent payable under the Lease; and (v) Landlord is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties under the Lease.
4.    Notices. All notices provided by Tenant and Subtenant to Landlord pursuant to the Lease shall be sent to the following addresses:
KBSII Fountainhead, LLC
c/o CB Richard Ellis
313 Camelback Road, Suite 325
Phoenix, Arizona 85016
Attn: Lease Administrator
5.    Brokers. Tenant and Subtenant represent and warrant to Landlord that they are not aware of any brokers or finders, representing any of the parties, who may claim a fee or commission in connection with the consummation of the transactions contemplated by this Sublease. If any claims for brokers' or finders' fees in connection with the transactions contemplated by this Sublease arise, then Tenant and Subtenant, jointly and severally, agree to indemnify, protect, hold harmless and defend Landlord (with counsel satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant or Subtenant.
6.    Authority. Each signatory of this Consent on behalf of Tenant and Subtenant represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
7.    No Other Modification. Landlord and Tenant agree that except as otherwise specifically modified in this Consent, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Consent. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Consent, the terms and conditions of this Consent shall apply and govern the parties. This Consent may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. The parties hereto agree that the signature of any party transmitted by facsimile or email shall have binding effect as though such signature were delivered as an original.

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IN WITNESS WHEREOF, the parties have executed this Consent as of the date first set forth above.

LANDLORD: KBSII FOUNTAINHEAD, LLC. a Delaware limited liability company

By:	KBS Capital Advisors LLC, a Delaware limited liability company, its authorized agent By: /s/ Brent C. Carroll Name: Brent C. Carroll Title: SVP

TENANT:	SUBTENANT:

THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation By: /s/ Beth Gambaro Name: Beth Gambaro Title: Senior Director of Facilities	TEMPE FOUNTAINHEAD CORPORATE, LLC, a Delaware limited liability company By: /s/ Authorized Signatory Name: Authorized Signatory Title: Investment Director, Asset Management

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